EXHIBIT 23(a)

INDEPENDENT AUDITOR’S CONSENT

To the Board of Directors and

Stockholders of Spire Corporation:

We hereby consent to the incorporation by reference in the Company’s previously filed Registration Statement on Form S-8 (File No. 333-22223) of our report dated March 18, 2004 relating to the consolidated financial statements of Spire Corporation and subsidiaries, which appears in this Form 10-KSB.

/s/ VITALE, CATURANO & COMPANY, P.C.

Boston, Massachusetts

March 26, 2004